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                                                                     EXHIBIT 5.1



                                August 13, 1997



New Era of Networks, Inc.
7400 East Orchard Road, Suite 230
Englewood, CO 80111

         RE:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by New Era of Networks, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about August 13, 1997, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,694,999 shares of your Common Stock, $.0001 par value (the "Shares"), outstanding or reserved for issuance pursuant to the 1995 Stock Option Plan, as amended, 1997 Employee Stock Purchase Plan and 1997 Director Option Plan (the "Plans"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plans. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

         It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,




                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation



                                        /s/ Wilson Sonsini Goodrich & Rosati
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